UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of Report
                        (Date of earliest event reported)
                                 APRIL 13, 2005

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

           Colorado                   333-74846                 84-1573852
           --------                   ---------                 ----------
       (State or other         (Commission File Number)       (IRS Employer
jurisdiction of incorporation)                            Identification Number)

                          1241 E. Dyer Road, Suite 150
                               Santa Ana, CA 92705
                          ----------------------------
                    (Address of Principal Executive Offices)

                                 (949) 623-9300
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01     Entry Into A Material Definitive Agreement
--------------------------------------------------------

     As previously reported on Raptor Networks Technology, Inc.'s (referred to herein as the "Company") Current Report on Form 8-K filed on April 5, 2005, on March 30, 2005, the Company secured partially-funded private debt financing from a private-party non-affiliate in the original aggregate principal amount of Fifty Thousand Dollars ($50,000). As of April 4, 2005, the Company had received Twenty-One Thousand Dollars ($21,000). On April 13, 2005, the Company received the remaining Twenty-Nine Thousand Dollars ($29,000). The net proceeds to the Company are Forty-Four Thousand Dollars ($44,000), after the payment of a twelve percent (12%) placement fee. The new debt is evidenced by an 8% Convertible Note in the principal amount of $50,000, dated February 28, 2005, and payable on demand after August 28, 2006, which accrues interest at the annual rate of eight percent (8%) and comprises an unsecured obligation of the Company.

     On April 13, 2005, the Company secured additional private debt financing from a private-party non-affiliate in the original aggregate principal amount of Fifty Thousand Dollars ($50,000). The net proceeds to the Company are Forty-Four Thousand Dollars ($44,000), after the payment of a twelve percent (12%) placement fee. The new debt is evidenced by an 8% Convertible Note in the principal amount of $50,000. The note is dated March 25, 2005 and payable on demand after September 25, 2006. The note accrues interest at the annual rate of eight percent (8%) and comprises an unsecured obligation of the Company.

     Both of the above referenced notes are part of an offering of the Company of up to $600,000 in 8% Convertible Bridge Notes, issuable at $50,000 per note (the "Bridge Raise"). The entire principal and accrued interest of the notes shall automatically convert into shares of the Company's Common Stock (at a twenty percent (20%) discount from the purchase price set forth in a future financing, if and when undertaken by the Company) issued in such future financing with gross proceeds of at least Three Million Dollars ($3,000,000). The total amount of the Bridge Raise shall be included in calculating the $3,000,000 for purposes of triggering the automatic conversion.

     As further consideration to the placement agent for securing the $100,000 in debt financing, the Company shall issue to the placement agent warrants to purchase the Company's Common Stock in an amount equal to fifteen percent (15%) of the number of shares to be converted upon conversion of the notes, whether or not the notes are ever converted. The warrants shall have a purchase price of $0.40 per share and shall expire five years from the date of issuance.

     The above referenced notes and warrants are exempt from registration under the Securities Act of 1933 pursuant to the exemption set forth in Regulation D.

Item 2.03     Creation Of A Direct Financial Obligation Or An Obligation Under
------------------------------------------------------------------------------
An Off-Balance Sheet Arrangement Of A Registrant
------------------------------------------------

     As stated above in Item 1.01, the Company secured additional private debt financing in the original aggregate principal amount of One-Hundred Thousand Dollars ($100,000). The details of this debt financing are described in Item 1.01, which is incorporated in its entirety by this reference into this Item 2.03.
















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






                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 19, 2005                      RAPTOR NETWORKS TECHNOLOGY, INC.
                                          --------------------------------



                                          By:  /s/ Bob van Leyen
                                             -----------------------------------
                                              Bob van Leyen
                                              Secretary/Chief Financial Officer








































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